Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies revenue)

Monthly Sales ($ in millions)*

	2005	2006	2007	2008	2009
January	32.1	32.6	66.8	73.7	147.3
February	30.6	33.6	61.3	71.5
March	33.2	33.9	61.5	72.3
April	34.1	36.8	66.0	82.9
May	32.8	34.2	67.7	76.9
June	33.8	42.1	67.1	84.5
July	33.3	60.9	68.0	81.8
August	35.0	64.2	96.8	68.3
September	36.6	66.2	84.0	75.6
October	31.7	58.9	70.8	71.1
November	32.8	57.1	69.3	107.9
December	32.3	62.6	65.4	139.4

12 Month Rolling Average ($ in millions)*

	2005	2006	2007	2008	2009
January	31.0	33.2	51.4	71.0	89.9
February	31.2	33.5	53.8	71.8
March	31.3	33.5	56.1	72.7
April	31.5	33.8	58.5	74.1
May	31.8	33.9	61.3	74.9
June	32.1	34.6	63.4	76.3
July	32.2	36.9	64.0	77.5
August	32.5	39.3	66.7	75.1
September	32.9	41.8	68.2	74.4
October	33.0	44.0	69.1	74.4
November	33.2	46.1	70.2	77.7
December	33.2	48.6	70.4	83.8

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.